CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.10(a)
Execution Version
ASSIGNMENT AGREEMENT
THIS ASSIGNMENT AGREEMENT (“Agreement”) is entered into by and between Daré Bioscience, Inc. (“Daré”), having a place of business at 3655 Nobel Drive, Suite 260, San Diego, California 92122, and Hammock Pharmaceuticals, Inc. (“Hammock”), having a place of business at 16700 Hammock Creek Place, Charlotte, North Carolina 28278, and is effective as of December 5, 2018 (“Effective Date”).
BACKGROUND

A.
Hammock, TriLogic Pharma, LLC (“TriLogic”) and MilanaPharm LLC (“MilanaPharm,” and together with TriLogic, the “Licensors”) are parties to that certain Exclusive License Agreement dated January 9, 2017 (“MilanaPharm Agreement”), a copy of which is attached hereto as Exhibit A.

B.
Daré wishes to take assignment of the MilanaPharm Agreement from Hammock, and Hammock is willing to assign the MilanaPharm Agreement to Daré, all in accordance with the terms of this Agreement and the First Amendment to License Agreement dated concurrently herewith by and among Daré, TriLogic Pharma, LLC and MilanaPharm LLC.

C.	Licensors have consented to the assignment of the MilanaPharm Agreement from Hammock to Daré.

D.	Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the MilanaPharm Agreement.
AGREEMENT
In consideration of the mutual promises, covenants, and conditions hereinafter set forth and in exchange for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	ASSIGNMENT
1.1.    Assignment. Hammock hereby irrevocably assigns and transfers to Daré all of Hammock’s right, title and interest in and to the MilanaPharm Agreement. Hammock and Daré shall cooperate with one another as may be reasonably necessary to implement and document the assignment of the MilanaPharm Agreement from Hammock to Daré.
1.2.    No Assumed Liabilities. Daré does not assume any obligations of Hammock arising from any breach under the MilanaPharm Agreement prior to the Effective Date, for which Hammock shall be solely liable, and Hammock shall be relieved of any obligations of Daré arising from any breach under the MilanaPharm Agreement upon and after the Effective Date, for which Daré shall be solely liable. All rights and obligations under the MilanaPharm Agreement arising, accruing or

ACTIVE/97584995.7

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

relating to the period commencing upon the Effective Date shall be allocated to, and be the obligation of, Daré.
1.3.    Assumption. Daré hereby accepts and assumes the assignment of the MilanaPharm Agreement.

2.	TECHNOLOGY TRANSFER
Promptly after the Effective Date, and from time to time thereafter upon Daré’s written request, Hammock will cooperate in such manner as Daré may reasonably request in order to transfer to Daré during normal business hours (i) all Data, (ii) all Hammock Data; (iii) all tangible materials in Hammock’s possession or control relating to or embodying Licensed Intellectual Property (including samples, prototypes and inventories); (iv) all Licensed Know-How; and (v) any and all other documentation, data, materials, samples and information including, referencing or embodying the Data, Hammock Data or Licensed Know-How in Hammock’s possession or control, including without limitation all information and materials made available by MilanaPharm to Hammock in connection with the MilanaPharm Agreement (all of (i) through (v) is collectively, “Technology and Data”). The parties acknowledge their mutual goal is for Daré to independently practice the Licensed Intellectual Property as soon as commercially practical in order to successfully develop and commercialize Licensed Products. The parties shall use good faith and diligent efforts to agree in writing on a technology transfer plan that (a) identifies all Technology and Data, (b) describes the manner in which Hammock will transfer the Technology and Data to Daré; and (c) describes a process by which Daré may verify that it has receive all Technology and Data (the “Technology Transfer Plan”) within ten (10) business days after the Effective Date, and the parties will carry out the Technology Transfer Plan.

3.	FINANCIAL PROVISIONS
3.1.    Upfront Fee. Daré will pay Hammock a single upfront fee of Two Hundred Fifty Thousand Dollars ($250,000.00) on the Effective Date.
3.2.    Deferred Fee. Within fifteen (15) days of the first to occur of (a) the first (1st) anniversary of the Effective Date or (b) the closing of an equity financing with a third party by Daré in which aggregate proceeds of at least Ten Million Dollars ($10,000,000) are raised (such date, the “Deferred Payment Trigger Date”), Daré shall pay Hammock a fee of Two Hundred Fifty Thousand Dollars ($250,000) (the “Deferred Fee”). The Deferred Fee may be paid either (a) in cash or (b) if Daré is then a publicly traded company, by delivery of freely transferrable shares of common stock of Daré (the “Shares”), with such choice being made in the sole discretion of Daré. In the event that Daré elects to pay the Deferred Fee in Shares, the number of Shares shall be determined by dividing $250,000 by the volume weighted average of the sale price for Daré common stock on its primary trading exchange during the fifteen trading day period immediately preceding the Deferred Payment Trigger Date; provided, however, that if the number of shares issued to Hammock would require stockholder approval under Nasdaq Rule 5635 (or any successor rule), then Daré may elect to deliver to Hammock that number of shares of common stock as will not require stockholder approval and, for the remainder, within ninety (90) days after the Deferred Payment Trigger Date either (i) pay the cash value thereof based on the volume weight average sale price referred to above or (ii) obtain stockholder approval and issue such remaining shares, in each case accompanied by interest on the

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

cash value thereof at the rate of 8% per annum from the Deferred Payment Trigger Date throught the issue or payment date (which interest shall be payable at Daré’s option in cash or, if stockholder approval is obtained, shares of common stock at the same valuation).
3.3.    Clinical and Regulatory Milestones.
3.3.1.    BV Indication. Daré will pay Hammock the following amounts within [***] days after achievement of the following events that occur with respect to the first Licensed Product:

[***] Dollars ($[***])	[***]
[***] Dollars ($[***])	[***]
[***] Dollars ($[***])	[***]
For clarity, each of the milestone payments in the above table shall be paid only once, regardless of the number of Licensed Products, and the maximum amount of payments payable by Daré to Hammock pursuant to the above table is [***] Dollars ($[***]).
3.3.2.    Non-BV Indication. Daré will pay Hammock [***]Dollars ($[***]) within [***] days after [***]. For clarity, the foregoing milestone payment shall be paid only once, regardless of the number of Licensed Products and the number of indications.
3.4.    Other Applicable Terms.
3.4.1.    All amounts due to Hammock under this Agreement will be paid in U.S. dollars, by wire transfer in immediately available funds to an account designated in writing by Hammock. Any payment not delivered on time shall accrue interest from the date due until paid in full at the rate of the lower of [***]% per month or the highest rate allowed under applicable laws; provided that no interest shall accrue on any amounts being disputed in good faith by Daré with respect to which Daré is making diligent and good faith efforts to resolve.
3.4.2.    On a quarterly basis, Daré will provide such information as Hammock may reasonably request, as to the status of the milestones referred to in Section 3.3.1 and 3.3.2, including but not limited to [***], and the progress with respect to the achievement of such milestones from the last such report to Hammock.

4.	TERM
This Agreement will commence on the Effective Date and will automatically terminate upon the later of (i) completion of the Technology Transfer Plan and (ii) payment to Hammock of the last payment to which it may be entitled under Section 3. Sections 5, 6.1, 6.3, 6.4, 6.5, 6.6 and this sentence will survive termination of this Agreement.

5.	CONFIDENTIALITY
5.1.    Definition. “Confidential Information” means, with respect to a party hereto, non-public information that such party provides to the other party under this Agreement, including but not limited to, financial statements and projections, customer and supplier information, research,

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

designs, plans, methods, processes, procedures, trade secrets and know-how, whether in verbal, tangible or intangible form. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish: (a) is within the public domain prior to the time of the disclosure by the disclosing party or thereafter becomes within the public domain other than as a result of disclosure or use by the receiving party or any of its representatives in violation of this Agreement; (b) was, on or before the date of disclosure in the rightful possession of the receiving party as demonstrated by its business records kept in the ordinary course; (c) is, as demonstrated by its business records kept in the ordinary course, lawfully acquired by the receiving party from a third party having the right to disclose without burden of confidentiality to either party; or (d) is hereafter independently developed by the receiving party without use of the disclosing party’s Confidential Information, as verified by the receiving party’s written or electronic records.
5.2.    Obligations. Each party shall (i) maintain the other party’s Confidential Information in confidence during the term of this Agreement and thereafter; (ii) limit dissemination of the other party’s Confidential Information to those of such party’s and its Affiliates’ directors, officers, employees, agents, subcontractors, and sublicensees who require such Confidential Information in order to perform this Agreement, (iii) not disclose the other party’s Confidential Information to any other person or entity, and (iv) use the other party’s Confidential Information only to the extent necessary to exercise its rights and perform its obligations under this Agreement. If the receiving party is compelled to disclose Confidential Information of the disclosing party by order of a court of competent jurisdiction or applicable law, any such disclosure shall not be a breach hereunder, provided that reasonable advance notice is given to the disclosing party to permit the disclosing party to ensure that such disclosure is subject to all applicable governmental or judicial protection available for like material, and the receiving party shall cooperate with the disclosing party’s efforts in minimizing or opposing such disclosure at the disclosing party’s request and expense.
5.3.    Securities Filings. Notwithstanding Section 5.2, if either party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document that describes or refers to the terms and conditions of this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Applicable Law, the party shall notify the other party of such intention and shall provide such other party with a copy of relevant portions of the proposed filing prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the terms and conditions of this Agreement, and shall use reasonable and diligent efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other party requests be kept confidential, and shall only disclose Confidential Information that is requested by the Securities and Exchange Commission or legally required to be disclosed. No such notice shall be required under this Section 5.3 if the description of or reference to this Agreement contained in the proposed filing has been included in a mutually agreeable press release or in any previous filing made by the either party hereunder or otherwise approved by the other party.

6.	GENERAL PROVISIONS
6.1.    Expenses. Each party will bear its own expenses incurred in connection with the negotiation, preparation and performance of this Agreement, except as (a) expressly set forth herein

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or (b) $[***] of legal fees otherwise payable by Hammock to Goodwin Procter LLP, which shall be paid by Daré.
6.2.    Representations and Warranties.
6.2.1.    Each of Hammock and Daré represents and warrants to the other, as of the date hereof, as follows:
6.2.1.1.     Such party is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and incorporated, with full power and authority to operate its properties and to carry on its business as presently conducted;
6.2.1.2.     Such party has full power and authority to execute and perform this Agreement;
6.2.1.3.     This Agreement constitutes the legally binding and valid obligation of such party, enforceable in accordance with its terms;
6.2.1.4.     Such party’s execution of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate corporate action;
6.2.1.5.     Such party’s execution and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, result in a breach of or constitute a default under any understanding, contract or agreement to which such party is a party or by which it is bound (including the MilanaPharm Agreement);
6.2.1.6.     Such party has obtained all necessary consents, approvals, and authorizations of all third parties required to be obtained by it in connection with the execution and performance of this Agreement;
6.2.1.7.     There are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial, administrative or legal proceedings pending or, to the knowledge of such party, threatened, against such party or its Affiliates, including with respect to administrative or other legal or governmental investigations, which could (a) be reasonably expected to affect or restrict the ability of such party to consummate the transactions under this Agreement and to perform its obligations under this Agreement, or (b) with respect to Hammock only, affect in any manner the Licensed Intellectual Property;
6.2.2.    Hammock represents and warrants to Daré, as of the date hereof, as follows:
6.2.2.1.     Hammock has the full right and legal capacity to assign the MilanaPharm agreement to Daré hereunder;
6.2.2.2.     Neither Hammock nor any of its Affiliates has entered into any agreement or otherwise licensed, granted, assigned, transferred, conveyed or otherwise encumbered or disposed of any right, title or interest in or to any of its assets or intellectual property rights relating to any Licensed Intellectual Property other than this Agreement;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.2.2.3.     Immediately preceding the Effective Date, to its knowledge, Hammock was the exclusive licensee of the Licensed Intellectual Property Rights in the Field.
6.2.2.4.     To the knowledge of Hammock, no Third Party is conducting or engaging in any activity that would constitute infringement or misappropriation of the Licensed Intellectual Property in the Field;
6.2.2.5.     Neither Hammock nor any of its Affiliates has disclosed to any Person (other than the Licensors pursuant to the MilanaPharm Agreement), other than in the ordinary course of business consistent with past practice and pursuant to valid and enforceable written nondisclosure and limited use agreements, any proprietary or otherwise confidential information relating to the Licensed Intellectual Property, except where any such disclosure would not have an adverse impact on Hammock, the Licensed Intellectual Property or the assignment made to Daré under this Agreement; and
6.2.2.6.     To Hammock’s knowledge, (i) the Licensed Intellectual Property is valid and enforceable, (ii) no objection or proceeding is pending or threatened in writing that could reasonably be expected to affect the validity or enforceability of any patent issued or patent application pending pursuant to the Licensed Intellectual Property, and (iii) the Technology (in the form as delivered by Licensors to Hammock under the MilanaPharm Agreement) does not and will not infringe upon, conflict with, or misappropriate the subject matter of, any intellectual property of any third party.
6.2.2.7.     To Hammock’s knowledge (i) it has not withheld any information with respect to Hammock, the Licensors, the Technology and Data or the MilanaPharm Agreement in its control that would be material to a reasonable person’s decision to enter into this Agreement, and (ii) all information disclosed by Hammock to Daré at any time prior to the Effective Date relating to the Licensed Intellectual Property and the MilanaPharm Agreement that would be material to a reasonable person’s decision to enter into this Agreement is true and accurate.
6.3.    Severability. If any term of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect, and the parties will substitute a valid provision with the same intent and economic effect.
6.4.    Applicable Law. This Agreement is governed by Delaware law, excluding its conflicts of law rules.
6.5.    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It will not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of the parties by their respective duly authorized representatives.
6.6.    Notices. Any notice required or permitted to be given by this Agreement shall be in writing and shall be (a) delivered by hand or by overnight courier with tracking capabilities, or (b) mailed postage prepaid by first class, registered, or certified mail, in each case, addressed as set forth below unless changed by notice so given:

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To Daré:	To Hammock:
Dare Bioscience, Inc.	Hammock Pharmaceuticals, Inc.
3655 Nobel Drive, Suite 260	16700 Hammock Creek Place
San Diego, CA 92122	Charlotte, North Carolina 28278
Attention: Chief Executive Officer	Attention: Chief Executive Officer

Any such notice shall be deemed given on the date received.
6.7.    Assignment.
6.7.1.    From and after the time all payments to Hammock have been made pursuant to Section 3, Daré may, upon notice to Hammock, assign this Agreement in its entirety to a third party.
6.7.2.    From and after the time Hammock has substantially performed the Technology Transfer Plan, Hammock may, upon notice to Daré, assign this Agreement in its entirety to a third party.
6.7.3.    Prior to the time referenced in the preceding clause (a) or (b) applicable to Daré or Hammock, such party shall not, without the prior written consent of the other party, assign or transfer any of its rights and obligations hereunder; provided that no such consent is required for such assignment or transfer by a party (A) to an Affiliate of such party or (B) to a successor-in-interest by reason of merger or consolidation of such party or sale of all or substantially all of the assets of such party to which this Agreement and, with respect to Daré only, the MilanaPharm Agreement relates; provided further that, with respect to an assignment or transfer by such party in accordance with the preceding clause (A) or (B), (i) with respect to an assignment to a successor-in-interest, such assignment includes all rights and obligations under this Agreement (and with respect to Daré, the MilanaPharm Agreement), (ii) such successor-in-interest or Affiliate shall have agreed as of such assignment or transfer to be bound by the terms of this Agreement in a writing provided to the other party, (iii) where this Agreement is assigned or transferred to an Affiliate, such assigning party remains responsible and liable for the performance of this Agreement, and (iv) where this Agreement is assigned or transferred by Daré to a successor-in-interest, the board of directors of Daré has reasonably determined, after consulting with Daré’s chief financial officer and any experts deemed appropriate by the board, that such successor-in-interest has, and immediately after such assignment will have, sufficient financial assets to fulfill its obligations under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties’ successors and permitted assigns. Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning, non-transferring party shall not recognize, nor shall it be required to recognize, such assignment or transfer.
6.8.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the Effective Date.

DARÉ BIOSCIENCE, INC.	HAMMOCK PHARMACEUTICALS, INC.
By: /s/ Lisa Walters-Hoffert	By: /s/ William R. Maichle
Title: Chief Financial Officer	Title: CEO
Name: Lisa Walters-Hoffert	Name: William R. Maichle

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EXHIBIT A
MILANAPHARM AGREEMENT
[SEE ATTACHED]

ACTIVE/97584995.7

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXCLUSIVE LICENSE AGREEMENT
This License Agreement (this “Agreement”) is made effective as of January 9, 2017 (“Effective Date”) by and among Hammock Pharmaceuticals, Inc., a corporation organized under the laws of Delaware, having its principal place of business at 16700 Hammock Creek Pl, Charlotte, NC 28278 (“Hammock”), and TriLogic Pharma, LLC a Delaware Limited Liability Corporation, having its principal place of business at 4 Peachwood Drive, Tallassee, AL 36078 (“TriLogic”) and MilanaPharm LLC, a Delaware Limited Liability Corporation, having its principal place of business at 4 Peachwood Drive, Tallassee, AL 36078 (“MilanaPharm,” and individually and collectively with TriLogic each a “Licensor” and together “Licensors”). Licensors and Hammock are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, TriLogic and MilanaPharm are parties to that certain License Agreement effective as of April 5, 2013 (the “TriLogic-MilanaPharm Agreement”), pursuant to which TriLogic Holders granted to MilanaPharm exclusive rights to certain Patent Rights and Know-How (as defined herein);
WHEREAS, Licensors own or Control (as defined herein) rights in certain Know-How; and
WHEREAS, Licensors desire to grant to Hammock, and Hammock desires to obtain from Licensors, an exclusive license (or sublicense as the case may be consistent herewith) under the Licensed Patents and Licensed Know-How (each as defined herein).
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
1.CERTAIN DEFINED TERMS
For purposes of this Agreement, the following terms when used with initial capital letters shall have the respective meanings set forth below in this Section 1 or elsewhere herein.
1.1.    “Affiliate” means any Person that directly or indirectly is controlled by, controls, or is under common control with another Person. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast 50% or more of the votes in the election of directors, (b) in the case of a non-corporate entity, direct or indirect ownership of 50% or more of the equity interests with the power to direct the management and policies of such entity, or (c) any other arrangement whereby a Person controls or has the right to control the board of directors or equivalent governing body or management of a corporation or other entity; provided that, if Applicable Laws restrict foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such Applicable Laws, be owned by foreign interests.

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1.2.    “Applicable Law” shall mean any federal, state, local or foreign law (including, common law), statute or ordinance, or any rule, regulation, judgment, order, writ or decree of or from any court, Regulatory Authority or other governmental authority having jurisdiction over or related to the subject item that may be in effect from time to time.
1.3.    “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30, and December 31; provided, however, that (a) the first Calendar Quarter of any particular period shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter, and (b) the last Calendar Quarter shall end upon the expiration or termination of this Agreement.
1.4.    “Clinical Trials” means Phase I clinical trials, Phase II clinical trials, Phase III clinical trials, and such other tests and studies in human subjects that are required by Applicable Law, or otherwise recommended by the Regulatory Authorities, to obtain or maintain Regulatory Approvals for a Licensed Product.
1.5.    “Confidential Information” means subject to the exceptions in Section 5.2, all processes, formulae, data, Know-How, improvements, inventions, chemical or biological materials, chemical structures, techniques, reports, regulatory filings, correspondence, marketing plans, strategies, customer lists, or other information that has been created, discovered, or developed by a Party, or has otherwise become known to a Party, or to which rights have been assigned to a Party, as well as any other information and materials that are deemed confidential or proprietary to or by a Party (including all information and materials of a Third Party held by a Party or its Affiliates under an obligation of confidentiality to such Third Party), in each case, that are disclosed by such Party or its Affiliates to the other Party or its Affiliates, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other by the disclosing Party in oral, written, graphic, or electronic form.
1.6.    “Controlled” or “Controls” means, when used in reference to an item or intellectual property rights, the legal authority or right of a Party (or any of its Affiliates) (whether by ownership or license) to grant the right to use such item or a license or sublicense of such intellectual property rights to the other Party, or to otherwise disclose proprietary or trade secret information to such other Party.
1.7.    “Data” means any and all scientific, technical or test data pertaining to the Licensed Product that is generated by or on behalf of Hammock or its Affiliates or sublicensees or generated by or on behalf of Licensors or their Affiliates or sublicensees, including research data, clinical pharmacology data, CMC data (including analytical and quality control data and stability data), pre-clinical data, clinical data or submissions made in association with any Regulatory Filings (including any IND or NDA) with respect to the Licensed Product.
1.8.    “EMA” means the European Medicines Agency and any successor agency or authority thereto.

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1.9.    “EU” means the economic, scientific, and political organization of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto.
1.10.    “EU Major Markets” means the United Kingdom, France, Germany, Italy and Spain.
1.11.    “FDA” means the United States Food and Drug Administration and any successor agency or authority thereto.
1.12.    “Field” means the diagnosis, treatment and prevention, or supportive care of any human diseases, disorders, conditions, symptoms, or state of health or wellness in or through any intravaginal or urological applications, pathways or routes of administration.
1.13.    “First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the date of the first sale for value by or on behalf of Hammock or any Affiliate or Sublicensee of Hammock to a Third Party of such Licensed Product for end use or consumption of such Licensed Product. First Commercial Sale excludes any sale or other distribution for use solely in a clinical trial or other development activity, reasonable and customary promotional use (including samples), or for compassionate use or on a named patient basis.
1.14.    “Generic Product” shall mean, (i) with respect to a Licensed Product that is a pharmaceutical product (a) in the United States, any pharmaceutical product that is approved by the FDA and determined by the FDA to be therapeutically equivalent to the Licensed Product, as evidenced by a therapeutic equivalence code published in the Orange Book, or (b) in any other country or jurisdiction, any other pharmaceutical product that is recognized by the applicable Regulatory Authority in such country or jurisdiction as a generic drug or therapeutically equivalent to such Licensed Product, and (ii) with respect to a Licensed Product that is a device (a) in the United States, any device product that is approved by the FDA pursuant to a 510(k) or a Premarket Approval (PMA) premarketing authorization and determined by the FDA to be substantially equivalent to the Licensed Product, as evidenced in the FDA’s database of “Device Approvals and Clearances” or applicable pricing compendium, or (b) in any other country or jurisdiction, any other device product that is recognized by the applicable Regulatory Authority in such country or jurisdiction as a generic device product or substantially equivalent to such Licensed Product, that, in the case of each of (i) and (ii) above, (A) has the same active ingredient(s), administration route, dosage form and strength as such Licensed Product and (B) is offered for sale or sold in such country or jurisdiction by a Third Party that is not a Sublicensee. Any product or component thereof (including any Licensed Product or component thereof) licensed, marketed, sold, manufactured or produced by a Party or its Affiliates or Sublicensees will not constitute a Generic Product.
1.15.    “Initiation” means, with respect to a Clinical Trial, the first dosing of the first human subject in such Clinical Trial.
1.16.    “Know-How” means any and all data, inventions, methods, proprietary information, processes, trade secrets, techniques and technology, whether patentable or not but which are not generally known and have not been disclosed to third parties, including discoveries, formulae,

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materials (including chemicals), biological materials, practices, test data, analytical and quality control data, and manufacturing technology data.
1.17.    “Licensed Intellectual Property” means the Licensed Know-How and the Licensed Patents.
1.18.    “Licensed Know-How” means all Know-How that is Controlled by either Licensor or its Affiliates as of the Effective Date or thereafter during the Term that is necessary or reasonably useful to practice under the Licensed Patents or otherwise relates to the Technology.
1.19.    “Licensed Patents” means (a) the patents and patent applications (including provisional patent applications and PCT patent applications) Controlled by either Licensor or its Affiliates on the Effective Date relating to the Technology, including, the patents and patent applications listed in Appendix A; (b) all divisions, continuations and continuations-in-part of the foregoing applications; (c) all patents issuing from any of the foregoing applications, divisions, continuations and continuations-in-part; (d) any reissues, reexaminations, and extensions of any of the foregoing patents; and (e) all counterpart foreign and U.S. patent applications and patents to any of the foregoing.
1.20.    “Licensed Product” means any product or process the development, making, having made, using, selling, offering for sale, lease or importation of which requires the use of any Licensed Know-How or, absent the license granted hereunder, would infringe one or more Valid Claims of the Licensed Patents, including, the Urology Product.
1.21.    “Losses” means any claims, actions, demands, judgments, losses, damages, liabilities, costs or expenses (including reasonable attorneys’ fees and expenses).
1.22.    “MilanaPharm Product” means any product or process that would otherwise be deemed a Licensed Product if sold by Hammock or its Affiliates or Sublicensees, sold by or on behalf of MilanaPharm or its Affiliates or sublicensees solely for use outside of the Field.
1.23.    “NDA” means a new drug application (as defined in the Act and applicable regulations promulgated thereunder by the FDA, as amended from time to time) (including a new drug application submitted pursuant to the requirements 21 U.S.C. § 355(b)(2) of the Act (a “505(b)(2) NDA”)), with all additions, deletion or supplements thereto.
1.24.    “Net Sales” means with respect to any Licensed Product, the gross amounts invoiced by a Selling Party from Third Party customers for sales of such Licensed Product, less the following deductions, to the extent such items are actually incurred, allowed, paid, accrued or specifically allocated or estimated in its financial statements in accordance with such Selling Party’s accounting principles that are directly attributable to such sale in the market in which such sale occurred, (in each case, if not previously deducted from the amount invoiced) and consistent with customary business practices:

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(a)    discounts (including trade, quantity and cash discounts) cash and non-cash coupons, retroactive price reductions, and charge-back payments and rebates granted to governmental entities or agencies, purchasers patients, reimbursers, distributors, wholesalers, customers, and group purchasing and managed care organizations or entities (and other similar entities and institutions);
(b)    credits or allowances, on account of price adjustments, recalls, shelf-stock adjustments, justified claims of Third Party customers, rejections or returns of items previously sold (including Licensed Product returned in connection with recalls or withdrawals) (but excluding, in each case, where any such recall, claim, withdrawal, rejection or return arises out of a Selling Party’s gross negligence, willful misconduct or fraud);
(c)    reasonable allowance for uncollectible or bad debts;
(d)    rebates (or their equivalent), administrative fees, chargebacks and retroactive price adjustments and any other similar allowances granted by a Selling Party (including to governmental authorities, purchasers, reimbursers, customers, distributors, wholesalers, and managed care organizations and entities (and other similar entities and institutions)) which effectively reduced the selling price or gross sales of the Licensed Product;
(e)    insurance, customs charges, freight, postage, shipping, handling, and other transportation costs incurred by a Selling Party in shipping Licensed Product to a Third Party, or amounts paid or payable to directly or indirectly to any Regulatory Authority; and
(f)    import taxes, export taxes, excise taxes (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and other comparable laws), sales tax, value-added taxes, consumption taxes, duties or other taxes levied on, absorbed, determined and/or imposed with respect to such sales (excluding income or net profit taxes or franchise taxes of any kind).
The calculations and deductions set forth in this Section 1.21 shall be determined in the ordinary course of business in accordance with historical practice and using the accrual method of accounting (as consistently applied by such Hammock, its Affiliates, and Sublicensees, as applicable); provided that any deductions for uncollectible or bad debts shall be further determined in accordance with generally accepted accounting principles consistently applied. Transfers of the Licensed Product among or between Hammock, its Affiliates, and Sublicensees for the purpose of subsequent resale to Third Parties will not generate Net Sales; with respect to such transfers, only the gross amounts invoiced in connection with the subsequent resale of the Licensed Product to Third Parties will be included in the calculation of Net Sales. Notwithstanding the foregoing, Net Sales shall not be imputed to transfers of Licensed Products, as applicable, for use in any Clinical Trial, non-clinical development activities with respect to Licensed Products by or on behalf of the Parties, for bona fide charitable purposes or for compassionate use or for reasonable and customary quantities of Licensed Product samples, if no consideration is received for such transfers. In the event consideration other than cash is paid to a Selling Party, for purposes of determining Net Sales, the Parties shall use the cash consideration that the Selling Party would realize from an unrelated buyer

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in an arm’s length sale of an identical item sold in the same quantity and at the time and place of the transaction, as determined jointly by Licensors and Hammock based on transactions of a similar type and standard industry practice, if any.
1.25.    “Orange Book” means the FDA’s list of Approved Drug Products with Therapeutic Equivalence Evaluations.
1.26.    “Other Technology Patent” means any patent applications or issued patents, other than the Licensed Patents, that come into the Control of either Licensor after the Effective Date that relates to the Technology and would prohibit or otherwise result in the infringement thereof by Hammock or its Affiliates or Sublicensees by their otherwise making, using, selling, offering for sale, or importation of a Licensed Product anywhere in the world pursuant to the terms of this Agreement.
1.27.    “Patent Rights” means the rights and interests in and to issued patents and pending patent applications (including inventor’s certificates and utility models) in any country or jurisdiction, including all provisionals, substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition thereof, PCTs, pediatric exclusivity periods and foreign equivalents to any of the foregoing.
1.28.    “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association, or other entity.
1.29.    “Regulatory Approval” means any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any national or international or local Regulatory Authority, department, bureau or other governmental entity, necessary for the manufacture and commercialization of a Licensed Product in any regulatory jurisdiction.
1.30.    “Regulatory Authority” means, with respect to a country or region, any national (e.g., the FDA for the United States), supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental authority involved in the granting of any approval required by Applicable Laws to manufacture and commercialize a relevant Licensed Product in such country or region or, to the extent required in such country or region, price approval, for pharmaceutical products in such country or region.
1.31.    “Regulatory Filing” means any submission to a Regulatory Authority, including all applications, filings, submissions, approvals (including Regulatory Approvals and pricing and reimbursement approvals), licenses, registrations, permits, notifications and authorizations (or waivers) with respect to the testing, research, development, manufacture or commercialization of a product made to or received from any Regulatory Authority in a given country, together with any related correspondence and documentation submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents and all clinical studies and tests, relating to a product and all data contained in any of the foregoing, including any INDs and NDAs, regulatory drug lists,

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advertising and promotion documents, clinical data, adverse event files and complaint files, and include any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto.
1.32.    “Royalty Term” means, on a country-by-country and a Licensed Product-by-Licensed Product basis, the longer of (i) the expiration of the last Valid Claim of the Licensed Patents which cover the method of use of such Licensed Product in such country, or (ii) ten (10) years following the First Commercial Sale of such Licensed Product in such country.
1.33.    “Selling Party” means Hammock, its Affiliates, and Sublicensees.
1.34.    “Sublicensee” means any Third Party to whom Hammock grants a sublicense of some or all of the rights granted to Hammock under this Agreement in accordance with this Agreement.
1.35.    “Sublicense Income” shall have the definition set forth in Section 4.2.3.
1.36.    “Technology” means any and all hydrogel products, technologies, methods and processes Controlled by either Licensor based upon the drug delivery platform known as TRI-726 and all uses and applications thereof.
1.37.    “Third Party” means any Person other than Hammock, MilanaPharm and their respective Affiliates.
1.38.    “Urology Product” means any product for intraurological or endourological delivery using the TRI-726 drug delivery platform.
1.39.    “USD” or $ means the lawful currency of the United States of America.
1.40.    “Valid Claim” means a claim in an issued, unexpired patent within the Licensed Patents listed in any governmental registers in any country covering a Licensed Product which has received Regulatory Approval in such country, including, but not limited to, the Orange Book and the Canadian Patent Register, that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding.
2.LICENSE GRANT
2.1.    License to Hammock.
2.1.1.    Grant of License. Each Licensor, on behalf of itself and its Affiliates, hereby grants to Hammock and its Affiliates an exclusive (even as to Licensors), royalty-bearing, non-transferable (except in accordance with Section 13.4) worldwide license, including the right to grant sublicenses (in accordance with Section 2.1.3), under the Licensed Intellectual Property, to research,

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develop, make, have made, use, offer for sale, sell, import and commercialize Licensed Products, for any and all uses within the Field.
2.1.2.    Restrictions. During the Term, neither Licensor nor any of its Affiliates will, directly or indirectly, (a) enter into any agreement or otherwise license, grant, assign, transfer, convey or otherwise encumber or dispose any right, title or interest in or to any of the Licensed Intellectual Property, which agreement, license, grant, assignment, transfer, conveyance, encumbrance or disposition would conflict with the rights granted to Hammock hereunder, or (b) research, develop, manufacture, register, use, market or otherwise commercialize any Licensed Products in or for the Field.
2.1.3.    Sublicensing. Hammock may sublicense rights under this Agreement (including in multiple tiers of sublicenses) pursuant to written sublicense agreements, provided that:
(i)    Hammock, within ten (10) days of the granting of each sublicense, notifying MilanaPharm of such grant and the name and address of each such Sublicensee;
(ii)    The sublicense requiring the payment of royalty rates in an amount, when taken as a whole together with all other amounts to be paid by the applicable Sublicensee under such sublicense, that are at least reasonably sufficient to cover the amounts required to be paid to MilanaPharm under this Agreement for such Sublicensee’s applicable sales;
(iii)    the sublicense agreement (a) providing that the rights and/or obligations to MilanaPharm under Sections 4.5, 4.6, 5, 9.1, and 11 of this Agreement are binding upon the Sublicensee as if it were a party to this Agreement, and (b) including copies of such Sections or Articles;
(iv)    the sublicense agreement including provisions of the same scope as provided in Sections 12 and 13;
(v)    the sublicense agreement not containing any provision that could reasonably be deemed to cause any harm to MilanaPharm’s rights hereunder or thereunder;
(vi)    the sublicense agreement may permit the Sublicensee to grant further sublicenses, provided that such further sublicenses are (a) in writing, (b) consistent with the terms and requirements of this Agreement, and (c) include all provisions that Hammock is required to include in a sublicense;
(vii)    the sublicense agreement disclaiming all representations, warranties, indemnities and liability on the part of Licensors;
(viii)    the sublicense agreement not granting any rights to the Licensed Intellectual Property which are inconsistent with the rights granted to, and the obligations of, Hammock hereunder; and

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(ix)    Hammock shall remain responsible for the performance by the Sublicensee of such obligations.
2.1.4.    Marking. Hammock will, and will use commercially reasonable efforts to require all Sublicensees to, mark (in a reasonable manner consistent with Applicable Law and/or industry custom and practice) all Licensed Products sold under the license granted in Section 2.1.1 with appropriate patent numbers or indicia (to the extent permitted by Applicable Law), in those countries in which (and only for so long as) such markings or such notices impact recoveries of damages or equitable remedies available with respect to infringements of patents. This Section 2.1.4 shall expire, on a Licensed-Patent by Licensed-Patent basis upon expiration or cancellation of such Licensed Patent.
2.2.    Transfer of Know-How.
2.2.1.    Within thirty (30) days of the Effective Date, each Licensor, without additional consideration, shall disclose to Hammock all Licensed Know-How in existence as of the Effective Date. Such disclosures shall include all data, information and documents known to such Licensor which may be necessary or useful to Hammock to research, develop, manufacture, register, use, market or otherwise commercialize Licensed Products and practice the licenses granted hereunder efficiently. Each Licensor hereby covenants and agrees to provide reasonable assistance to Hammock or its designated Affiliate in connection with understanding and using the Licensed Know-How. Each Licensor will make available on a limited basis, at its own expense, the relevant individuals to effect the transfer of such Licensed Know-How. During the Term, each Licensor shall and shall cause its Affiliates to, without additional compensation, disclose and make available to Hammock, in electronic form where possible, all Know-How that is necessary or reasonably useful to practice under the Licensed Patents, or that otherwise relates to the Technology, that comes into existence after the Effective Date and that was not previously provided to Hammock, promptly after the development, making, conception or reduction to practice of such Know-How.
2.2.2.    During the Term, each Licensor shall cooperate with and provide reasonable assistance to Hammock or its designee, through documentation, consultation, training and face-to-face meetings, to enable Hammock or its designee in an efficient and timely manner to proceed with development, manufacturing and commercialization of the Licensed Products, including with respect to regulatory matters. In consideration for any technical transfer activities that require travel, the applicable Licensor will be compensated according to a rate and travel expenses budget to be pre-approved (in writing) by Hammock.
2.3.    Other Technology Patents.
2.3.1.    Licensors will promptly disclose to Hammock all developments and inventions (whether patentable or not) that (i) relate to the Technology; (ii) are conceived or reduced to practice by Licensors or otherwise come into the Control of a Licensor during the Term; and (iii) would constitute or legally be the subject of an Other Technology Patent. In the event that a Licensor considers and/or proceeds in seeking patent protection with respect to any such developments or inventions, such Licensor shall keep Hammock informed with respect thereto. Licensors shall

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consider in good faith the requests and suggestions of Hammock with respect to strategies for filing and prosecuting the Licensed Patents.
2.3.2.    Each Licensor, on behalf of itself and its Affiliates, hereby grants to Hammock the first option to include any Other Technology Patents within the scope of the exclusive license granted to Hammock pursuant to Section 2.1. This option will extend on an Other Technology Patent-by-Other Technology Patent basis for a time period of one (1) year from the date of its original disclosure of such Other Technology Patent to Hammock pursuant to Section 2.3.1 (the “Option Period”), and may be exercised by Hammock by providing written notice of such exercise to Licensors during such Option Period. In the event Hammock exercises such option with respect to an Other Technology Patent, promptly following such exercise, such Other Technology Patent shall automatically be deemed a Licensed Patent hereunder and the Parties shall amend Appendix A of this Agreement solely to include such Other Technology Patent within the scope of the exclusive license granted to Hammock hereunder without changing the economic terms of this Agreement. For clarity, prior to and during the Option Period for a particular Other Technology Patent, Licensors shall not assign, transfer, convey or grant any rights in or otherwise encumber such Other Technology Patent in any manner that would impair Hammock’s rights in and to such Other Technology Patent.
2.3.3.    All Data generated in connection with any research, development, regulatory, manufacturing or commercialization activities with respect to the Licensed Product conducted by or on behalf of Hammock or its Affiliates shall be the sole and exclusive property of Hammock (“Hammock Data”).
2.3.4.    Hammock will solely own all inventions and Patent Rights claiming such inventions, created, conceived in connection with any research, development, regulatory, manufacturing or commercialization activities with respect to the Licensed Product conducted by or on behalf of Hammock or its Affiliates (“Hammock Inventions”). Each Licensor shall, and hereby does, assign to Hammock all of such Licensor’s right, title and interest in and to any Hammock Inventions and Patent Rights claiming such Hammock Inventions.
3.DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS.
3.1.    Responsibility. Hammock shall have the sole right and responsibility for developing and commercializing Licensed Products in the Field, at its sole cost and expense.
3.2.    Diligence. Hammock shall use commercially reasonable efforts and resources that are consistent with those undertaken by it in pursuing the development and commercialization of other pharmaceutical products, taking into account regulatory, technical, legal, scientific, strategic, commercial, and/or medical factors (i), to develop and commercialize a Licensed Product in the Field in the United States and a Licensed Product in at least one of Canada or any country in the EU Major Market, or in the absence of any such other pharmaceutical products then such effort shall be assessed by reference to the efforts and resources customarily used in the industry by a company of similar size for a product with an equivalent sales and profit potential to the Licensed Product and (ii) following the First Commercial Sale of a Licensed Product in any country or

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jurisdiction, to continue to commercialize such Licensed Product in such country or jurisdiction. Hammock may satisfy the foregoing obligation itself or through its Affiliates or Sublicensees.
3.3.    Regulatory Activities. Promptly following the Effective Date (and in any event within thirty (30) days after the Effective Date), each Licensor shall and hereby does assign and transfer all of such Licensor’s Data and Regulatory Filings for the Licensed Product in the Field in the Territory to Hammock. Hammock shall be solely responsible for formulating regulatory strategy and for preparing, filing, and obtaining any Regulatory Approvals for the Licensed Product in the Field in the Territory. Hammock shall be the holder of all Regulatory Approvals for the Licensed Product in the Field in the Territory and shall have responsibility for maintaining such Regulatory Approval and for interactions with Regulatory Authorities with respect to the Licensed Product in the Field in the Territory.
3.4.    Hammock Data. Subject to Section 4.7, Hammock shall provide Licensors with copies of all of Hammock Data as such Hammock Data becomes available and hereby grants to Licensors a non-exclusive, non-transferable (except pursuant to Section 13.4), royalty-bearing license to use the Hammock Data solely for use outside of the Field, including associated regulatory activities, subject to the rights granted to Hammock for the MilanaPharm Product in the Field in the Territory. Licensors will not, and will cause its respective sublicensees to not, modify, manipulate, misrepresent or omit any material data or facts in connection with their use of the Hammock Data.
3.5.    Pricing. Hammock shall have sole control over the pricing and discounts for all Licensed Products in the Field. Notwithstanding the foregoing, if a Selling Party shall sell a Licensed Product to a customer who also purchases other products or services from any such entity, Hammock agrees not to, and to require its other Selling Parties not to, manipulate the discount or price of any Licensed Product for the purpose of circumventing of reducing the royalty obligations hereunder in a manner that is intended to materially disadvantage the royalty payable for the sale of such Licensed Product to benefit sales or prices of such other products offered for sale by such Selling Party.
3.6.    Reports. With respect to each Licensed Product, Hammock shall provide to MilanaPharm every six months a summary report which shall set forth the results of the development work and regulatory activities performed during the preceding year and summarize the activities planned for the coming year. Such reports shall be prepared by Hammock and provided to MilanaPharm within sixty (60) days after the end of each six month period and shall include status or results of any Clinical Trials, when applicable.
4.PAYMENTS
4.1.    Initial Payment. Within ten (10) business days following the Effective Date, Hammock shall pay to MilanaPharm a one-time payment of [***] dollars ($[***]).
4.2.    Milestone Payments.

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4.2.1.    Milestones. Subject to the terms and conditions set forth in this Agreement, Hammock shall pay to MilanaPharm a milestone payment within [***] ([***]) days after the achievement of each of the following milestones in the Field, calculated as follows:
(i)    Upon [***]: [***]dollars ($[***]); and
(ii)    Upon [***]: [***]dollars ($[***]); and
(iii)    Upon [***]: [***]dollars ($[***]); provided, that if the [***], then such milestone payment shall be payable as follows, [***]dollars ($[***]) upon such [***], and then the remaining [***] ($[***]) upon [***]; and
(iv)    Upon [***] different from the Licensed Product in Section 4.2.1(iii) above and different from any Licensed Product for which a milestone was previously paid under this Section 4.2.1(iv): [***] dollars ($[***]); provided, that if the [***], then such milestone payment shall be payable as follows: [***]dollars ($[***]) upon such [***], and then the remaining [***] dollars ($[***]) upon [***]; and
(v)    Upon [***]: [***]dollars ($[***]); provided, that if [***], then such milestone payment shall be payable as follows, [***] dollars ($[***]) upon such [***], and then the remaining [***] dollars ($[***]) upon such [***]; and
(vi)    Upon [***] different from the Licensed Product in Section 4.2.1(v) above and different from any Licensed Product for which a milestone was previously paid under this Section 4.2.1(vi): [***] dollars ($[***]); provided, that if the [***], then such milestone payment shall be payable as follows: [***] dollars ($[***]) upon such [***], and then the remaining [***] dollars ($[***]) upon such [***].
4.2.2.    Out-License Milestone Payment. Subject to the terms and conditions set forth in this Agreement, Hammock shall pay to MilanaPharm an out-license milestone payment of [***] dollars ($[***]) in the event that Hammock or an Affiliate of Hammock shall grant a sublicense under any of its rights to the Licensed Intellectual Property to a Third Party (excluding any sublicense solely for any Clinical Trial or non-clinical development activities with respect to Licensed Products by or on behalf of any Selling Party, in each case, if no consideration is received by Hammock or its Affiliate for the grant of such sublicense) prior to the payment by Hammock to MilanaPharm pursuant to Section 4.2.1 above of an aggregate of at least [***] dollars ($[***]). Such payment to MilanaPharm hereunder to be made within [***] ([***]) days after the closing of such Third Party sublicense.
4.2.3.    Foreign Sublicense Income. Subject to the terms and conditions set forth in this Agreement, Hammock shall pay to MilanaPharm [***] percent ([***]%) of all Foreign Sublicense Income. For the purposes of this Section 4.2.3, “Foreign Sublicense Income” shall mean income that is received by Hammock or an Affiliate of Hammock in connection with the sublicense under any of the Licensed Intellectual Property to a Third Party Sublicensee for use outside of the United States. Foreign Sublicense Income includes amounts received from a Sublicensee in the

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form of license issue fees, milestone payments, royalties and similar payments but specifically excludes (a) any royalties on the sale or distribution of Licensed Products for which a payment to MilanaPharm of royalties pursuant to Section 4.3.1 below is being made, (b) the reasonable fair market consideration received for the purchase of equity in Hammock or its Affiliates calculated without regard to any sublicense granted for such Licensed Intellectual Property, (c) reasonable and customary payments for research and development services (including any sublicense solely for any Clinical Trial or non-clinical development activities with respect to Licensed Products by or on behalf of any Selling Party, (d) amounts received in consideration of the grant of a license or sublicense under intellectual property rights other than the Licensed Intellectual Property so long as such amounts are not greater than the reasonable value of such granted rights relative to the value attributed to the Licensed Intellectual Property sublicensed, (e) amounts received in connection with the achievement of a particular milestone subject to payment to MilanaPharm as a Milestone Payment under Section 4.2.1 of this Agreement, and (f) any amounts received by Hammock or its Affiliates in connection with a grant of a sublicense for use in the United States. Such payment to MilanaPharm hereunder to be made within [***] ([***]) days after the receipt by Hammock of its Affiliate of any such Sublicense Income.
4.3.    Royalty Payments.
4.3.1.    Royalty Rates. Subject to the terms and conditions set forth in this Agreement, including, the terms of Sections 4.3.2, 4.3.3, 4.3.4, and 4.3.5, Hammock will pay to MilanaPharm a royalty equal to [***] percent ([***]%) on the Net Sales of each Licensed Product during the Royalty Term. Royalties shall be paid under this Section 4.3.1, on a country-by-country and Licensed Product-by-Licensed Product basis, on Net Sales of each Licensed Product made from the First Commercial Sale of such Licensed Product in each country during the Royalty Term applicable to such Licensed Product.
4.3.2.    Reduction for No Valid Claim. The royalty amounts payable with respect to Net Sales of Licensed Products shall be reduced in the United States and on a Licensed Product-by-Licensed Product basis by [***] percent ([***]%) during any portion of the Royalty Term during which such Licensed Product is not covered by at least one Valid Claim of the Licensed Patents in the United States.
4.3.3.    Generic Competition.
(i)    On a Licensed Product-by-Licensed Product and country-by-country basis, if one Generic Product is launched in a country during the Royalty Term, the royalty rate set forth in Section 4.3.1 will be reduced to [***] percent ([***]%) in such country following such generic launch.
(ii)    On a Licensed Product-by-Licensed Product, and country-by-country basis, if a second Generic Product is launched in a country during the Royalty Term, the royalty rate set forth in Section 4.3.1 will be reduced to [***] percent ([***]%) in such country following such generic launch.

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(iii)    On a Licensed Product-by-Licensed Product, and country-by-country basis, if a third Generic Product is launched in a country during the Royalty Term, [***].
4.3.4.    Third Party Payments.
(i)    MilanaPharm shall remain responsible for the payment of royalty, milestone and other payment obligations due to TriLogic under the TriLogic-MilanaPharm Agreement. All such payments shall be made promptly by MilanaPharm in accordance with the terms of the TriLogic-MilanaPharm Agreement.
(ii)    In the event that Hammock reasonably determines after consultation with MilanaPharm that rights to Patent Rights, Know-How or other intellectual property owned or controlled by a Third Party are required to exercise the licenses granted to Hammock hereunder, Hammock shall have the right to negotiate and acquire such rights through a license or otherwise and to deduct from the then-current payments due to MilanaPharm the amounts paid (including milestone payments, royalties or other license fees) by Hammock to such Third Party; provided, however, that in no event shall the amounts due to MilanaPharm from Hammock in any Calendar Quarter be reduced by more than [***] percent ([***]%). Any amount that Hammock is entitled to deduct that is reduced by the foregoing limitation on the deduction, or is otherwise not deducted in a particular Calendar Quarter (for example, if the amount due to MilanaPharm is less than the amount due to such Third Party during such Calendar Quarter), such amount that was not deducted shall be carried forward for up to [***] ([***]) Calendar Quarters, and Hammock may deduct such remaining and unexpired amount from subsequent amounts due to MilanaPharm until the full amount that Hammock was entitled to deduct is deducted. Each Licensor shall cooperate with Hammock to acquire such rights at its reasonable request and expense.
4.3.5.    Patent Prosecution Expenses. In the event that Hammock incurs any expenses from the preparation, filing, prosecution or maintenance of any patents pursuant to Section 6.2, Hammock shall deduct from the then-current payments due to MilanaPharm up to [***] percent ([***]%) of the amounts paid (including milestone payments, royalties or other license fees) by Hammock for the preparation, filing, prosecution or maintenance of such patents; provided, however, that in no event shall the amounts due to MilanaPharm from Hammock in any Calendar Quarter be reduced by more than [***] percent ([***]%).
4.4.    Payment Terms.
4.4.1.    Payment of Royalties.
(i)    Hammock shall make royalty payments owed to MilanaPharm hereunder in arrears, within [***] ([***]) days from the end of each Calendar Quarter in which such payment accrues. Each royalty payment shall be accompanied by a report for each country in which sales of Licensed Products occurred in the Calendar Quarter covered by such statement, containing information sufficient to calculate the royalty payable on a country-by-country basis, including all amounts included in the calculation of Net Sales, a breakdown of specific deductions taken in such calculation, amounts from all Affiliates and Sublicensees.

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(ii)    Within [***] ([***]) days after the end of each Calendar Quarter during the Royalty Term, Hammock shall perform a “true up” reconciliation (and shall provide MilanaPharm with a written report of such reconciliation) of the deductions outlined in subsection (a) through (f) in the definition of “Net Sales.” The reconciliation shall be based on actual cash paid or credits issued plus an estimate for any remaining liabilities incurred related to the product, but not yet paid. If the foregoing reconciliation report shows either an underpayment or an overpayment between the Parties, the Party owing payment to the other Party shall pay the amount of the difference to the other Party within [***] ([***]) days after the date of delivery of such report.
(iii)    Within [***] ([***]) months after the expiration or earlier termination of this Agreement, Hammock shall perform a “true-up” reconciliation (and shall provide Licensor with a written report of such reconciliation) of the items comprising deductions from Net Sales for returns as outlined in subsection (b) in the definition of “Net Sales.” The reconciliation shall be based on actual cash paid or credits issued for returns, through the [***] ([***]) month period following the termination or expiration of this Agreement. If the foregoing reconciliation report shows either an underpayment or an overpayment between the Parties, the Party owing payment to the other Party shall pay the amount of the difference to the other Party within [***] ([***]) days after the date of delivery of such report.
(iv)    Each Calendar Quarter during the Royalty Term, Hammock shall perform a “true up” reconciliation (and shall provide MilanaPharm with a written report of such reconciliation of any such reconciliation) of any Net Sales royalty payments owed to MilanaPharm under this Section 4.3 in excess of any costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting any action under Section 7.2. If the foregoing reconciliation report shows any excess Net Sales income that is in excess of such litigation fees and expenses incurred in such Calendar Quarter, Hammock shall make all royalty payments properly payable to MilanaPharm on such excess Net Sales within [***] ([***]) days after the date of delivery of such report. In the event that such litigation fees and expenses exceeds the Net Sales for such Calendar Quarter, than no royalty payment shall be due for such Calendar Quarter. Hammock shall be entitled to carry over all excess litigation fees and expenses and may deduct such remaining amounts from subsequent amounts due to MilanaPharm until the full amount that Hammock was entitled to deduct is deducted.
4.4.2.    Tax Withholding; Restrictions on Payment. MilanaPharm will pay any and all taxes levied on account of all payments it receives under this Agreement. If laws, regulations or rules require that taxes be withheld with respect to any payments by Hammock to MilanaPharm under this Agreement, Hammock shall provide MilanaPharm, prior to any such payment, annually or more frequently if required, with all forms or documentation required by any applicable taxation laws, treaties or agreements to such withholding or as necessary and: (a) deduct those taxes from the remittable payment, (b) pay the taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of tax payment to MilanaPharm on a timely basis following that tax payment. Each Party agrees to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect. The Parties shall discuss applicable mechanisms for minimizing such taxes to the extent possible in compliance with Applicable Laws, regulations and rules. In addition, the Parties shall cooperate

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in accordance with Applicable Laws, regulations and rules and use reasonable efforts to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement.
4.4.3.    Payment Method. All amounts due to MilanaPharm under this Agreement will be paid in U.S. dollars, by wire transfer in immediately available funds to an account designated in writing by MilanaPharm. Any payment not delivered on time shall accrue interest from the date due until paid in full at the rate of the lower of 1.0% per month or the highest rate allowed under applicable laws; provided that no interest shall accrue on any amounts being disputed in good faith by Hammock with respect to which Hammock is making diligent and good faith efforts to resolve.
4.5.    Royalty Records. Hammock and its Affiliates and Sublicensees shall keep, for at least [***] ([***]) years from the end of the calendar year to which they pertain, complete and accurate records of sales by Hammock, its Affiliates and Sublicensees, as the case may be, of each Licensed Product, in sufficient detail to allow the accuracy of the payments hereunder to be confirmed.
4.6.    Review. Subject to the other terms of this Section 4.6, at the request of MilanaPharm, which shall not be made more frequently than once per calendar year during the Term, upon reasonable prior written notice, and at MilanaPharm’s expense, Hammock shall permit an independent certified public accountant selected by MilanaPharm and reasonably acceptable to Hammock to inspect (during regular business hours) the records required to be maintained by Hammock relating to royalties payable pursuant to this Agreement. In every case the accountant must have previously entered into a confidentiality agreement with all Parties substantially similar to the provisions of Section 5 and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and the purposes germane to this Section 4.6. The Parties shall treat the results of any such accountant’s review of such records under this Section 4.6 as Confidential Information of the applicable Party subject to the terms of Section 5. If any review reveals a deficiency in the calculation and/or payment of royalties by Hammock, then (a) Hammock shall promptly pay MilanaPharm the amount remaining to be paid, and (b) if such underpayment is of more than the greater of (i) $30,000 or (ii) ten percent (10%) for any twelve (12) month consecutive period, Hammock shall, within thirty (30) days of invoice therefor, pay the reasonable out-of-pocket costs and expenses incurred by MilanaPharm in connection with the review.
4.7.    MilanaPharm Products. MilanaPharm will pay Hammock fifteen percent (15%) of all income, royalties, milestones, and other payments and other amounts, received by any Licensor, its Affiliates or sublicensees for the sale or other exploitation of MilanaPharm Products, or sublicensing of any of the Hammock Data, outside of the Field for which such Licensor, its Affiliates or sublicensees materially uses, relies on, references or incorporates any Hammock Data for purposes of seeking or obtaining Regulatory Approval for such MilanaPharm Products. The terms of Sections 4.4 and 4.5 shall apply to MilanaPharm, mutatis mutandis.
4.8.    Currency. Payments under this Agreement shall be made in USD. All royalties payable shall be calculated first in the currency of the jurisdiction in which payment was made, and if not in the United States, then converted into USD. The exchange rate for such conversion shall be the

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average of the rate quoted in The Wall Street Journal for the last business day of each month in the Calendar Quarter for such royalty payment made.
5.CONFIDENTIALITY
5.1.    Confidential Obligations. Each Party agrees that a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) (or that has received any such Confidential Information from the other Party prior to the Effective Date) shall, subject to Section 5.2 and Section 5.3, (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value, but in no circumstances less than a reasonable standard of care, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except those expressly permitted by this Agreement (it being understood that this clause (c) shall not create or imply any rights or licenses not expressly granted under this Agreement).
5.2.    Exceptions. The obligations in Section 5.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent written proof:
(i)    is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party by or on behalf of the Disclosing Party;
(ii)    was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;
(iii)    is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;
(iv)    is published by a Third Party or otherwise becomes publicly available or enters the public domain without violation of this Agreement by the Receiving Party, either before or after it is disclosed to the Receiving Party; or
(v)    is independently developed by or for the Receiving Party or its Affiliates without reference to or reliance upon the Disclosing Party’s Confidential Information.
5.3.    Authorized Disclosure. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party, and Confidential Information deemed to belong to both Parties under the terms of this Agreement, to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:
(i)    subject to Section 5.5, complying with Applicable Laws (including the rules and regulations of the Securities and Exchange Commission or any national securities exchange)

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and with judicial or administrative process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance;
(ii)    disclosure by the Receiving Party of the existence of this Agreement in any press release, annual or special report to stockholders, filings with the Securities and Exchange Commission and other Regulatory Authorities and communications with securities analysts and stockholders; and
(iii)    disclosure, solely on a “need to know basis,” to Affiliates, potential or actual research and development collaborators, subcontractors, investment bankers, investors, lenders, shareholders, or other potential financial partners, and their and each of the Parties’ respective directors, employees, contractors, agents, legal counsel and accountants, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 5, which for avoidance of doubt, will not permit use of such Confidential Information for any purpose except those permitted by this Agreement; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 5.3 to treat such Confidential Information as required under this Article 5.
If and whenever any Confidential Information is disclosed in accordance with this Section 5.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (otherwise than by breach of this Agreement). Where reasonably possible and subject to Section 5.5, the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make any disclosures pursuant to Section 5.3(i) sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information, and the Receiving Party will provide reasonable assistance to the Disclosing Party with respect thereto; provided that, in any event, the Receiving Party will use reasonable measures to ensure confidential treatment of such information and shall only disclose such Confidential Information of the Disclosing Party as is necessary to comply with such Applicable Laws or judicial process.
5.4.    Terms of this Agreement. The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties.
5.5.    Securities Filings. If either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document that describes or refers to the terms and conditions of this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Applicable Law, the Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant portions of the proposed filing prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the terms and conditions of this Agreement, and shall use reasonable and diligent efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential, and shall only disclose

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Confidential Information that is requested by the Securities and Exchange Commission or legally required to be disclosed. No such notice shall be required under this Section 5.5 if the description of or reference to this Agreement contained in the proposed filing has been included in the Press Release or in any previous filing made by the either Party hereunder or otherwise approved by the other Party.
5.6.    Publicity. Except as set forth in this Agreement or as required by law, neither Party shall make any press release or other public announcement or other disclosure to a Third Party concerning the existence of or terms of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Each Party agrees to provide to the other Party a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Each party shall have the right to expeditiously (but in any event within twenty-four (24) hours of receipt) review any press release or announcement regarding this Agreement or the subject matter of this Agreement; provided, however, that such right of review shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed unless there have been material changes in the disclosure since the date of the previous disclosure.
6.PATENT PROSECUTION AND PATENT LISTING
6.1.    Prosecution. As between Licensors and Hammock, MilanaPharm shall have the first right to prepare, file, prosecute and maintain the Licensed Patents during the term of this Agreement, at MilanaPharm’s sole cost and expense. Licensors shall keep Hammock fully informed of all steps with regard to the preparation, filing, prosecution, and maintenance of the Licensed Patents, including by providing Hammock with a copy of material communications to and from the applicable patent authority regarding such Licensed Patents, and by providing Hammock drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Hammock to review and comment thereon. MilanaPharm shall take all reasonable comments made by, and otherwise act in accordance with instructions provided by, Hammock on matters related to prosecution, maintenance and enforcement related to the Licensed Patents.
6.2.    Decision Not to Prosecute. In the event that MilanaPharm decides not to prepare, file, prosecute, or maintain any Licensed Patent in any country or jurisdiction, MilanaPharm shall provide reasonable prior written notice to Hammock of such intention (which notice shall, in any event, be given no later than sixty (60) days prior to the next deadline for any action that may be taken with respect to such Licensed Patent in such country or jurisdiction). Hammock shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Licensed Patent at its expense in such country or jurisdiction, and such amounts shall be deducted from amounts due to MilanaPharm pursuant to Section 4.3.5. As of the Effective Date, MilanaPharm acknowledges that Hammock shall have the right to assume sole control and direction of the preparation, filing, prosecution and maintenance of U.S. Patent Application No. 62/194,518 and all Patent Rights issuing from or claiming priority to such U.S. Patent Application.

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6.3.    Third-Party Rights. Subject to Section 4.3.4(ii), in the event that either Licensor and/or their respective Affiliates licenses or acquires any Patent Rights, Know-How or other intellectual property rights from one or more Third Parties required for the commercialization of any Licensed Product by Hammock, such Licensor and/or Affiliates shall ensure that such license or acquisition permits such rights to be granted, licensed or sublicensed to Hammock, as necessary, and such Licensor shall, or shall cause such Third Party to, grant to Hammock such license or sublicense.
6.4.    Orange Book Listings. Hammock will have the sole right, after consultation with MilanaPharm, to determine which, if any, of the Licensed Patents should be listed in any governmental registers in any country requiring or permitting a listing of patents covering a Licensed Product which has received Regulatory Approval in such country, including, but not limited to, the Orange Book and the Canadian Patent Register. Hammock will have the sole right to make any such filings and listings, and will have sole responsibility for any and all decisions with respect to such filings and listings. Licensors shall reasonably cooperate with Hammock and shall provide Hammock with all reasonably requested documents and information necessary for Hammock to make such filings and listings.
7.PATENT ENFORCEMENT
7.1.    Notice of Infringement. If either Party determines that any claim to a Licensed Patent is being infringed by a Third Party’s activities, and that such infringement could affect the exercise of the license under this Agreement (“Infringement”), it will promptly notify the other Party in writing. In addition, if a Party determines that any Licensed Know-How is being misappropriated by a Third Party’s activities and that such misappropriation could affect the exercise of the license under this Agreement, it will promptly notify the other Party in writing and provide the other Party with available evidence of such Infringement.
7.2.    Enforcement Rights. Hammock shall have the first right (but not the obligation) to seek to abate or to file suit against any such Third Party with respect to any Infringement of the Licensed Patents in the Field. Licensors shall reasonably cooperate with Hammock in any such suit, including, if necessary, by being, and Licensors hereby agree to be, joined as a party, and Hammock shall keep Licensors updated with respect to any such action, including providing copies of all material documents received, prepared or filed in connection with any such action. In the event that Hammock declines to pursue its rights under this Section 7.2, MilanaPharm, at its own cost and expense, may (but will not be obligated) to seek to abate or to file suit against any such Third Party with respect to any Infringement of the Licensed Patents. In the event MilanaPharm exercises its rights pursuant to this Section 7.2, Hammock shall reasonably cooperate with MilanaPharm in any such suit, including, if necessary, by being, and Hammock hereby agrees to be, joined as a party, and MilanaPharm shall keep Hammock updated with respect to any such action, including providing copies of all material documents received, prepared or filed in connection with any such action. Hammock shall have the right to enter into a settlement of any matter under this Section 7.2, without Licensors’ consent, so long as (a) such settlement does not involve any express statement or admission of any fault of, breach of contract by, or violation of Applicable Law by, MilanaPharm, (b) MilanaPharm is not liable under such settlement agreement to pay any monetary damages or other payments, for which Hammock shall agree not to seek any

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indemnification from MilanaPharm, and does not include any requirement that MilanaPharm take or refrain from taking any actions other than compliance with any nondisclosure obligations related to the terms of such settlement contained in the settlement agreement, (c) such settlement includes a release of MilanaPharm on the same terms as such release applies to Hammock, (d) such settlement agreement includes a reasonable confidentiality obligation by the Third Party claimant or defendant of the terms of the settlement, and (e) to the extent MilanaPharm is not a direct signatory of such settlement agreement, MilanaPharm is designated as an express third party beneficiary of the settlement agreement, entitled to enforce the applicable terms of such settlement agreement; in any other event, Licensors’ consent shall be required (such consent not to be unreasonably withheld, conditioned or delayed).
7.3.    Allocation of Recoveries. If either Party or its designee files a suit, action or proceeding against an actual, alleged or threatened Infringement, then any damages, monetary awards or other amounts recovered by such Party or its designee, whether by judgment or settlement, shall be applied as follows:
(i)    First, to reimburse such Party and its designees (if applicable) for costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such enforcement action;
(ii)    Second, to reimburse the other Party for costs and expenses (including reasonable attorneys’ fees and costs) incurred in assisting in the prosecution of such enforcement action at the request of such Party;
(iii)    Third, any remaining amount that represents compensation for lost sales, a reasonable royalty or lost profits, shall be retained by or paid to Hammock; provided, however, any such amount (after relevant adjustment to convert to Net Sales of Licensed Products) shall be subject to the royalty obligations set forth in Section 4.3; and
(iv)    Fourth, any remaining amount that represents additional damages (e.g., enhanced or punitive damages) shall be shared equally by the Parties.
7.4.    Certain Limitations. Neither Party shall (or permit any of its licensees or sublicensees to) knowingly take any position with respect to, or compromise or settle, any action involving the enforcement of any Licensed Patents in any way that would be reasonably likely to directly and adversely affect their scope, validity or enforceability without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

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8.REPRESENTATIONS, WARRANTIES AND COVENANTS
8.1.    Licensor Representations. Each Licensor represents and warrants to Hammock, as of the date hereof, as follows.
8.1.1.    Such Licensor is a limited liability company, validly existing and in good standing under the laws of the country in which it is organized, with full power and authority to operate its properties and to carry on its business as presently conducted;
8.1.2.    Such Licensor has full power and authority to execute, deliver and perform this Agreement;
8.1.3.    Such Licensor has the full right and legal capacity to grant the rights granted to Hammock hereunder;
8.1.4.    This Agreement constitutes the legally binding and valid obligation of such Licensor, enforceable in accordance with its terms;
8.1.5.    The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate limited liability company action;
8.1.6.    The execution, delivery and performance by such Licensor of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, result in a breach of or constitute a default under any understanding, contract or agreement to which such Licensor is a party or by which it is bound (including the TriLogic-MilanaPharm Agreement);
8.1.7.    There is no action, suit, proceeding or investigation pending or, to the knowledge of such Licensor, currently threatened in writing against or affecting such Licensor that questions the validity of this Agreement or the right of such Licensor to enter into this Agreement or consummate the transactions contemplated hereby;
8.1.8.    Except for the patents and patent applications set forth on Appendix A, neither such Licensor nor any of its Affiliates Controls any Patent Rights that cover or relate to the Technology or Licensed Product, or that otherwise are necessary or beneficial for the production, use, research, development, manufacture or commercialization of Licensed Products in the Field;
8.1.9.    Except for the TriLogic-MilanaPharm Agreement, such Licensor is not a party to any agreement that relates to the Licensed Patents, Licensed Know-How, or Hammock’s rights under this Agreement. Such Licensor has provided to Hammock a complete and accurate copy of the TriLogic-MilanaPharm Agreement, including all amendments, addendums, and exhibits. The TriLogic-MilanaPharm Agreement is legal, valid, binding, enforceable, and in full force and effect and such Licensor or its Affiliates has performed all obligations imposed upon it thereunder and is not in breach thereof, and, to the best of its knowledge, no other party to the TriLogic-MilanaPharm Agreement is in breach thereof. Such Licensor and its Affiliates have not received

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any notice that the other parties to the TriLogic-MilanaPharm Agreement intend to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or right thereunder. The consummation of the transactions contemplated hereby will not cause a breach of the TriLogic-MilanaPharm Agreement;
8.1.10.     Neither such Licensor nor any of its Affiliates has entered into any agreement or otherwise licensed, granted, assigned, transferred, conveyed or otherwise encumbered or disposed of any right, title or interest in or to any of its assets or intellectual property rights relating to any Licensed Intellectual Property;
8.1.11.    There are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial, administrative or legal proceedings pending or, to the knowledge of such Licensor, threatened against such Licensor or its Affiliates, including with respect to administrative or other governmental investigations, which would (a) be reasonably expected to affect or restrict the ability of such Licensor to consummate the transactions under this Agreement and to perform its obligations under this Agreement, or (b) affect in any manner the Licensed Intellectual Property or such Licensor’s Control thereof;
8.1.12.    To the knowledge of such Licensor, no Third Party is conducting or engaging in any activity that would constitute infringement or misappropriation of the Licensed Intellectual Property in the Field;
8.1.13.    Neither such Licensor nor any of its Affiliates has disclosed to any Person (other than the other Licensor pursuant to the TriLogic-MilanaPharm Agreement), other than in the ordinary course of business, consistent with past practice and pursuant to valid written non-disclosure and non-use agreements, which are enforceable by such Licensor or its Affiliates, any proprietary or otherwise confidential information relating to the Licensed Intellectual Property, except where any such disclosure would not have adverse impact on such Licensor, the Licensed Intellectual Property or the rights granted to Hammock under this Agreement. Such Licensor has at all times maintained reasonable procedures to protect its Confidential Information and the Licensed Intellectual Property; and
8.1.14.     Except as set forth on Schedule 8.1.14, to such Licensor’s best knowledge after reasonable due diligence and inquiry, (i) the Licensed Intellectual Property is valid and enforceable, (ii) no objection or proceeding is pending or threatened that could reasonably be expected to affect the validity of any patent issued or patent application pending pursuant to the Licensed Intellectual Property, and (iii) the Technology (in the form as delivered by Licensors to Hammock under this Agreement) does not and will not infringe upon, conflict with, or missapropriate the subject matter of, any intellectual property of any Third Party.
8.2.    Hammock’s Representations. Hammock represents and warrants to Licensors, as of the date hereof, that:

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8.2.1.    Hammock is a corporation, duly incorporated, validly existing and in good standing under the laws of the state in which it is organized, with full corporate power and authority to operate its properties and to carry on its business as presently conducted;
8.2.2.    Hammock has full power and authority to execute, deliver and perform this Agreement. This Agreement constitutes the legally binding and valid obligations of Hammock, enforceable in accordance with their terms;
8.2.3.    the execution, delivery and performance by Hammock of this Agreement and the consummation of the transactions contemplated thereby will not result in any violation of, conflict with, result in a breach of or constitute a default under any contract or agreement material to Hammock, its business or assets;
8.2.4.    no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Hammock is required in connection with the execution, delivery and performance of this Agreement; and
8.2.5.    there is no action, suit, proceeding or investigation pending or, to the knowledge of Hammock, currently threatened against or affecting Hammock or that questions the validity of this Agreement, or the right of Hammock to enter into this Agreement or consummate the transactions contemplated hereby.
8.3.    Covenants.
8.3.1.    Each Licensor covenants and agrees that during the Term, it, or its Affiliates, will not take any action or cause or permit the taking of any action that would have the effect of invalidating or breaching any of the representations or warranties contained in Section 8.1 (as of the date when such representation or warranty was made or, if made as of a specified date, as of such specified date), including, any action that would result in any encumbrance on the Licensed Intellectual Property, the invalidity of any Patent Right, the grant of any license or right relating to the Licensed Intellectual Property to any Third Party, the transfer or disposal of any Licensed Intellectual Property, or otherwise materially adversely affect the rights of Hammock under this Agreement.
8.3.2.    During the Term, each Licensor shall comply with and maintain in full force the TriLogic-MilanaPharm Agreement and shall not amend or modify the TriLogic-MilanaPharm Agreement in a manner that would materially affect the license or rights granted to Hammock hereunder without the prior written consent of Hammock. Each Licensor shall promptly provide written notice to Hammock describing any breach, alleged breach or potential breach of the TriLogic-MilanaPharm Agreement of which it becomes aware and provide Hammock with copies of any correspondence related thereto. Each Licensor will promptly notify Hammock of any facts or circumstances indicating that it may be unable to cure an existing, alleged or potential breach of the TriLogic-MilanaPharm Agreement, providing notification as soon as possible and in no event later than the date on which fifty percent (50%) of the relevant cure period has elapsed.

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Notwithstanding anything to the contrary in this Agreement or in the TriLogic-MilanaPharm Agreement, any failure or breach by MilanaPharm to make any payments under the TriLogic-MilanaPharm Agreement shall not be deemed a breach by, or attributable to, Hammock and shall otherwise have no impact on this Agreement or any of the rights granted to Hammock hereunder.
9.INDEMNIFICATION
9.1.    Indemnification by Hammock.
9.1.1.    Hammock will indemnify MilanaPharm, its Affiliates, and its and their directors, officers, employees and agents (“MilanaPharm Indemnitees”) and defend and hold each of them harmless, from and against any and all Third Party Losses to the extent resulting from, arising out of, or in connection with (a)  any breach or failure to perform by a Selling Party of any of its covenants or agreements under this Agreement or (b) any breach of or inaccuracy in any of the warranties or representations made by a Selling Party in this Agreement. Notwithstanding the foregoing, Hammock will have no obligations under this Section to the extent such Losses result from, arise out of, or are connection with any matter for which MilanaPharm is obligated to indemnify the Hammock Indemnitees pursuant to Section 9.2.1 or the negligence, recklessness or willful misconduct (including non-compliance with any Applicable Laws, regulations or rules) on the part of a MilanaPharm Indemnitee.
9.1.2.    Hammock will indemnify the MilanaPharm Indemnitees and defend and hold each of them harmless, from and against any and all Third Party Losses related to any personal injury or death to the extent resulting from, arising out of, or in connection with the negligence, recklessness or willful misconduct of a Selling Party with the development, manufacture, use, offer for sale, distribution, promotion, importation, exportation or marketing of a Licensed Product (other than such activities conducted by or on behalf of MilanaPharm). Notwithstanding the foregoing, Hammock will have no obligations under this Section to the extent such Losses result from, arise out of, or are connection with any matter for which MilanaPharm is obligated to indemnify the Hammock Indemnitees pursuant to Section 9.2 or the negligence, recklessness or willful misconduct (including non-compliance with any Applicable Laws, regulations or rules) on the part of a MilanaPharm Indemnitee.
9.2.    Indemnification by MilanaPharm.

9.2.1.    MilanaPharm will indemnify Hammock, its Affiliates, and its and their directors, officers, employees and agents (“Hammock Indemnitees”), and defend and hold each of them harmless, from and against any and all Losses to the extent resulting from, arising out of, or in connection with (a) any breach or failure to perform by MilanaPharm of any of its covenants or agreements under this Agreement; or (b) any breach of or inaccuracy in any of the warranties or representations made by MilanaPharm in this Agreement. Notwithstanding the foregoing, MilanaPharm will only be obligated to so indemnify, defend and hold harmless the Hammock Indemnitees to the extent that such Losses do not arise from the negligence, recklessness or willful misconduct (including non-compliance with any Applicable Laws, regulations or rules) on the part of a Hammock Indemnitee.

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9.3.    Indemnification Procedures.
9.3.1.    The Party claiming indemnity under this Section 9 for itself of any of its Affiliates, or its and their directors, officers, employees or agents (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of any claim, provided, that the failure to provide such notice shall not affect the Indemnifying Party’s obligations hereunder, except to the extent it is materially prejudiced thereby.
9.3.2.    The Indemnifying Party shall have the right to assume and pursue the defense of any such claim that relates to a Third Party claim (a “Third Party Claim”) upon delivery to the Indemnified Party, within thirty (30) days after the notice of such Third Party Claim has been delivered to the Indemnifying Party (an “Assumption of Defense Notice”). During the sixty (60) day period after notice of a Third Party Claim has been delivered to the Indemnifying Party, (a) the Indemnified Party shall cooperate in all reasonable respects, as the Indemnifying Party may reasonably request, in order for the Indemnifying Party to evaluate its indemnifications obligations hereunder and (b) if the Indemnifying Party has delivered an Assumption of Defense Notice with respect to a Third Party Claim, at any time during such sixty (60) day period, it may deliver to the Indemnified Party a revocation of its Assumption of Defense Notice. If the Indemnifying Party does not deliver an Assumption of Defense Notice with respect to a Third Party Claim during such thirty (30) day period, it will waive its right to control the defense of such Third Party Claim. If the Indemnifying Party delivers an Assumption of Defense Notice but does not revoke it during such sixty (60) day period, the Indemnifying Party will be deemed to irrevocably agree (absent intentional fraud on the part of the Indemnified Party) that any Losses resulting therefrom are indemnifiable Losses for which the Indemnified Party is entitled to indemnification under this Article 9. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of a Third Party Claim if the Indemnified Party reasonably determines, supported by written advice of counsel, that it would be inappropriate for a single counsel to represent both the Indemnifying Party and the Indemnified Party in connection with such Third Party Claim under applicable standards of legal ethics.
9.3.3.    With respect to any Third Party Claim, the Indemnified Party shall permit the Indemnifying Party to control the defense and settlement thereof (subject to the cooperation obligations set forth Section 9.3.4); provided, however, the Indemnifying Party shall not compromise or settle any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless (a) the compromise or settlement does not involve any statement, finding or admission of any fault of, breach of contract by, or violation of law by, the Indemnified Party, (b) the sole relief provided in the compromise or settlement is monetary damages that are paid in full by the Indemnifying Party and does not include any requirement that the Indemnified Party take or refrain from taking any actions other than compliance with any nondisclosure obligations related to the terms of such compromise or settlement contained in the settlement agreement, (c) the compromise or settlement includes an unconditional and irrevocable release of the Indemnified Party, (d) the settlement agreement includes a reasonable

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confidentiality obligation by the third party claimant of the terms of the settlement and (e) the Indemnified Party is an express third party beneficiary of the settlement agreement, entitled to enforce such settlement agreement. Each Party shall provide the other Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the claim for which indemnity is being sought. With respect to any Third Party Claim for which the Indemnifying Party has assumed the defense, the Indemnifying Party shall promptly inform the Indemnified Party of all material developments related thereto, including copying such Indemnified Party on all pleadings, filings and other correspondence relating thereto.
9.3.4.    If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall consult with the Indemnified Party for the purpose of allowing the Indemnified Party to participate in such defense, but in such case (except as contemplated by the last sentence of Section 9.3.2) the legal fees and expenses of the Indemnified Party incurred as a result of such participation shall be paid by the Indemnified Party. Without limiting the generality of the foregoing, the Indemnified Party shall have a reasonable opportunity to provide input in setting the overall strategy of such defense, which the Indemnifying Party shall consider in good faith, and the Parties and shall reasonably cooperate with each other in connection with the implementation thereof.
9.3.5.    No Indemnified Party may settle any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

10.Limitation of Liability. EXCEPT WITH RESPECT TO WILLFUL MISCONDUCT, GROSS NEGLIGENCE, A PARTY’S BREACH OF SECTION 5, 2.1.2 or 3.4, OR FOR LIABILITY ARISING FROM AMOUNTS PAID OR PAYABLE TO A THIRD PARTY PURSUANT TO A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 9, TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES OR ITS OR THEIR OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER THIS AGREEMENT UNDER ANY LEGAL THEORY (INCLUDING BUT NOT LIMITED TO CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT OR WARRANTY OF ANY KIND) FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS) ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF, OR COULD REASONABLY HAVE PREVENTED, SUCH DAMAGES.
11.INSURANCE
11.1.    Hammock Insurance. Hammock shall maintain, at its own cost, commencing upon the commencement of any Clinical Trials and continuing thereafter continuously for a period of three (3) years after any expiration of termination of this Agreement, a program of insurance against liability (including Commercial General Liability Insurance policy or policies (including coverage for Product Liability, Contractual Liability, Bodily Injury, Property Damage and Personal Injury)

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and other risks associated with its activities and obligations under this Agreement, including its Clinical Trials, the commercialization of any Licensed Products by Hammock, and its indemnification obligations hereunder, in such amounts, subject to such deductibles and on such terms as are customary for companies similar to Hammock for the activities to be conducted by them under this Agreement. Hammock shall not permit such insurance to be materially reduced (other than by payment of Losses), expired or canceled without reasonable prior written notice to the Licensors, unless outside of the control of Hammock. In all cases prompt notification to the Licensors of any reduction, cancellation or expiration of such insurance is required. Upon request Hammock shall provide Certificates of Insurance to the Licensors evidencing the coverage specified herein.
12.TERM AND TERMINATION
12.1.    Term; Expiration. Unless earlier terminated in accordance with this Section, the term of this Agreement (the “Term”) shall commence as of the Effective Date and remain in force until it expires as follows: (a) on a Licensed Product-by-Licensed Product and country-by-country basis, this Agreement shall expire on the date of expiration of the Royalty Term with respect to such Licensed Product in such country; and (b) this Agreement shall expire in its entirety upon the expiration of all applicable Royalty Terms under this Agreement with respect to all Licensed Products in all countries. Upon expiration of the Term with respect to any Licensed Product in a country pursuant to this Section 12.1, Hammock shall have an exclusive, fully paid-up, royalty-free, perpetual, non-terminable and irrevocable right and license, with the right to grant sublicenses, under the Licensed Intellectual Property, to research, develop, make, have made, use, offer for sale, sell, import and commercialize such Licensed Product in such country in the Field.
12.2.    Termination for Breach. Subject to the other terms of this Agreement, this Agreement and the rights granted herein may be terminated, on a Licensed Product-by-Licensed Product basis, by either Party for the material breach by the other Party to this Agreement, provided that the breaching Party has not cured such breach within sixty (60) days (for all breaches except for breaches of payment obligations for which the cure period shall be thirty (30) days) after the date of written notice to the breaching Party, which notice shall describe such breach in reasonable detail and shall state the non-breaching Party’s intention to terminate this Agreement pursuant to this Section (except with respect to a breach of a payment obligation); provided, further, that (a) a material breach shall be deemed to have occurred only in the event a Party materially breaches or defaults in the performance of its obligations hereunder, (b) such Party has failed to cure such breach within such sixty (60-) or thirty (30)-day period, as applicable, and (c) the other Party’s termination right shall be limited to a termination of this Agreement with respect to the applicable Licensed Product and, with respect to termination by Licensors, only in the country(ies) materially and adversely impacted by such material breach. Notwithstanding the foregoing, Hammock may elect to immediately terminate this Agreement in the event MilanaPharm fails to comply with and maintain the TriLogic-MilanaPharm Agreement in full force and effect in a manner that adversely affects Hammock.
12.3.    Voluntary Termination. Hammock may terminate this Agreement at any time upon thirty (30) days’ written notice to MilanaPharm.

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12.4.    Termination for Bankruptcy. If either of Hammock of a Licensor files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within ninety (90) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.
12.5.    Discontinuation of Sales. Hammock shall promptly notify MilanaPharm in the event that Hammock, its Affiliates and Sublicensees, after having launched a Licensed Product in any country, elect to discontinue sale of such Licensed Product in such country indefinitely. In such case, MilanaPharm may terminate the license granted to Hammock under Section 2.1.1 of this Agreement solely with respect to such Licensed Product in such country forthwith by giving notice in writing to Hammock within forty-five (45) days of having first been notified in writing of such discontinuance. If Hammock and its Affiliates and Sublicensee after having launched a Licensed Product in any country discontinues all commercially reasonable marketing efforts with the intent to sell, and all sale of, the Licensed Product in such country for a period of nine (9) months or more for reasons unrelated to causes beyond the reasonable control of such affected Selling Party including, but not limited to, fire, flood, embargo, war, acts of war (whether war be declared or not), terrorism, insurrection, riot, civil commotion, strike, lockout or other labor disturbance, factory shutdowns, failure of public utilities or common carriers, act of God, regulatory or safety issues, omission or delay in acting by any governmental authority or a Licensor, and if Hammock subsequently fails to resume all commercially reasonable marketing efforts with the intent to sell, and all material sales of, such Licensed Product in such country within sixty (60) days of having been notified in writing of such failure by MilanaPharm, then MilanaPharm may immediately terminate the license granted to Hammock under Section 2.1.1 of this Agreement solely with respect to such Licensed Product in such country forthwith by giving notice in writing to Hammock. For the purpose of this Section 12.5, sales of minimal, commercially insignificant quantities of Licensed Product in a country shall be deemed to constitute a discontinuation of sales in such country and shall also not qualify for a resumption of material sales.
12.6.    Effects of Expiration or Termination.
12.6.1.    License upon Expiration. Upon the expiration, but not earlier termination, of this Agreement, the licenses granted to Hammock in Section 2.1.1 shall automatically convert to the license set forth in Section 12.1.
12.6.2.    Termination of Licenses. Upon any termination of this Agreement for any reason other than by Hammock pursuant to Section 12.2 or 12.4, (i) as of the effective date of such termination, all licenses granted by Licensors to Hammock under this Agreement shall terminate automatically, (ii) each Party shall return all Confidential Information of the other Party as required by Section 5, and (iii) the licenses granted in Section 3.4 shall survive, and the payment provisions surviving pursuant to Section 12.8 shall survive, with MilanaPharm’s surviving payment obligations pursuant to Section 4.7.

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12.6.3.    Termination by Hammock Pursuant to Section 12.2 or 12.4. In the event Hammock terminates this Agreement pursuant to Section 12.2 or 12.4, then all rights and obligations of the Parties under this Agreement (other than those that expressly survive under Section 12.8) shall terminate, except that the licenses granted in Section 2.1.1 shall survive, and the payment provisions surviving pursuant to Section 12.8 shall survive, with Hammock’s surviving payment obligations reduced by 50%.
12.6.4.    Survival of Sublicenses. Notwithstanding the foregoing other than Section 12.5, no termination of this Agreement shall be construed as a termination of any sublicense of any Sublicensee hereunder, and thereafter each such Sublicensee shall be considered a direct licensee of Licensors, provided that (a) a true, correct and complete copy of such surviving sublicense agreement is provided to MilanaPharm within ten (10) business days of the termination of this Agreement, (b) Hammock has first represented and warranted to Licensors that, to Hammock’s actual knowledge, as of the effective date of such termination, such Sublicensee is then in full compliance with all terms and conditions of its sublicense, (c) all accrued payment obligations to MilanaPharm have been paid, and (d) such Sublicensee agrees in writing to assume all applicable obligations of Hammock under this Agreement, including, without limitation, the obligation to pay the royalties set forth in Section 4.3.1 directly to MilanaPharm.
12.7.    Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Section 12 are in addition to any other relief and remedies available to either Party under this Agreement and at law.
12.8.    Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Sections 5 (Confidentiality), 8 (Representations and Warranties), 9 (Indemnification), 10 (Limitation of Liability), 12.6 (Effects of Expiration or Termination), 12.7 (Remedies), 12.8 (Surviving Provisions) and 13 (Miscellaneous), as well as any rights or obligations otherwise accrued hereunder (including any accrued payment obligations), shall survive the expiration or termination of this Agreement. For the avoidance of doubt, in the event notice of termination of this Agreement is given prior to achievement of the milestone set forth in Section 4.2, Hammock shall not be obligated to make any payment to MilanaPharm pursuant Section 4.2, except as set forth in Section 12.6.3. Termination shall not relieve any Party from any liability which has accrued prior to such termination.
13.MISCELLANEOUS
13.1.    Jurisdiction; Venue; Waiver of Jury Trial. The sole jurisdiction, venue and dispute resolution procedure for all disputes, controversies or claims (whether in contract, tort or otherwise) arising out of, relating to or otherwise by virtue of, this Agreement, breach of this Agreement or the transactions contemplated by this Agreement shall be the United States District Court for the State of Delaware or, if such court does not have subject matter jurisdiction, in the state courts of the State of Delaware, and the parties to this Agreement hereby consent to the jurisdiction of such courts and waive any objection to the venue of such proceeding. Each of the Parties agrees that process may be served upon it in the manner specified in Section 13.3 and irrevocably waives and

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covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, or to such manner of service of process.
13.2.    Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof, unless the invalid or unenforceable provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid or unenforceable provision. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
13.3.    Notices. Any notice required or permitted to be given by this Agreement shall be in writing and shall be (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered, or certified mail, or (c) delivered by electronic mail or facsimile with electronic delivery conformation, in each case, addressed as set forth below unless changed by notice so given:
If to Hammock:

Hammock Pharmaceuticals, Inc.
16700 Hammock Creek Pl.
Charlotte, NC 28278
Attention: William R. Maichle
E-mail: wmaichle@hammockpharma.com
with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Robert M. Crawford
Facsimile: (617) 321-4432
E-mail: rcrawford@goodwinlaw.com
If to Licensors:

MilanaPharm LLC
4 Peachwood Drive
Tallassee, AL 36078
Attention: Jim Harwick
E-mail: jharwick@milanapharm.com
with a copy (which shall not constitute notice) to:

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Sirote & Permutt, P.C.
2311 Highland Avenue South
Birmingham, Alabama 35205
Attention: Peter J. Hardin
Facsimile: 205-212-3805
E-mail: phardin@sirote.com
Any such notice shall be deemed given on the date received. A Party may add, delete, or change the person or address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 13.3.
13.4.    Assignment. Neither Party may, without the consent of the other Party, assign or transfer any of its rights and obligations hereunder (other than the rights granted to Licensors under Section 3.4); provided that no such consent is required for such assignment or transfer by a Party (a) to an Affiliate of such Party or (b) to a successor-in-interest by reason of merger or consolidation or sale of all or substantially all of the assets of such Party; provided further that, with respect to an assignment or transfer by such Party in accordance with the prior provisos, (i) with respect to an assignment to a successor-in-interest, such assignment includes all rights and obligations under this Agreement, (ii) such successor-in-interest or Affiliate shall have agreed as of such assignment or transfer to be bound by the terms of this Agreement in a writing provided to the other Party, and (iii) where this Agreement is assigned or transferred to an Affiliate or successor-in-interest, such assigning Party remains responsible for the performance of this Agreement and such assigning Party shall guarantee the performance of its obligations hereunder by such assignee. Notwithstanding the foregoing, neither Licensor may assign or transfer any of its rights or obligations under Section 3.4 without the prior written consent of Hammock, such consent not to be unreasonably withheld, conditioned or delayed. In the event Hammock does not provide such consent, then all rights under Section 3.4 shall terminate. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the Parties’ successors and permitted assigns. Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning, non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.
13.5.    Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release, or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by both Parties.
13.6.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF DELAWARE, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.7.    Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute any Licensor and Hammock as partners, agents, or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder.
13.8.    Entire Agreement. This Agreement and the attached exhibits constitutes the entire agreement between the Parties as to the subject matter of this Agreement and, as of the Effective Date, supersedes and merges all prior and contemporaneous negotiations, representations, agreements, and understandings regarding the same.
13.9.    Counterparts. This Agreement may be executed in counterparts (whether delivered by facsimile or otherwise) with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.
13.10.    Interpretation.
13.10.1.    Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel, and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.
13.10.2.    The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “any” shall mean “any and all” unless otherwise clearly indicated by context. The word “including” will be construed as “including without limitation.” The word “or” is disjunctive but not necessarily exclusive.
13.10.3.    Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein or therein), (b) any reference to any Applicable Laws herein shall be construed as referring to such Applicable Laws as from time to time enacted, repealed, or amended, (c) any reference herein to any Person shall be construed to include the Person’s successors and assigns, and (d) all references herein to Articles, Sections, or Exhibits, unless otherwise specifically provided, shall be construed to refer to Articles, Sections, and Exhibits of this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.10.4.    Headings and captions are for convenience only and are not be used in the interpretation of this Agreement.
13.11.    Section 365(n).
13.11.1.    All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined in Section 101 of such Code. Each Party, as licensee, may fully exercise all of its rights and elections under the U.S. Bankruptcy Code and any foreign equivalent thereto in any country having jurisdiction over a Party or its assets. The Parties further agree that, if a Party elects to retain its rights as a licensee under such Code, such Party shall be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology. Such embodiments of the technology shall be delivered to the licensee Party not later than:
(i)    the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under the Agreement, or
(ii)    if not delivered under Section 13.11.1(i), upon the rejection of this Agreement by or on behalf of the licensor, upon written request.
13.11.2.    Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.
[Signature page follows.]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the Effective Date.

HAMMOCK PHARMACEUTICALS, INC.

By:/s/ WilliamR. Maichle
Name: William R. Maichle
Title:    President

MILANAPHARM LLC

By: /s/ James A.H. Hareick
Name:    James A.H. Hareick
Title:    President

TRILOGIC PHARMA, LLC

By: /s/ James A.H. Hareick
Name:    James A.H. Hareick
Title:    President

Signature Page to License Agreement

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX A

LICENSED PATENTS

United States Patent No. 8,691,278 Issued: April 8, 2014	Self Solidifying Bioerodible Barrier Implant
United States Patent No. 8,501,230 B2 Issued: August 6, 2013	Self Solidifying Bioerodible Barrier Implant
China Patent No. 101557802 B Issued: Oct 30, 2013	Self Solidifying Bioerodible Barrier Implant
European Patent No. 2 219 608 B1 Issued: Mar 19, 2014	Self Solidifying Bioerodible Barrier Implant
United States Provisional Patent Application Serial No. 62/194,518 Filed: Jul 20, 2015	Topical Formulations and Treatments